EXHIBIT 10.83

GUARANTY.CMC
08/25/2005

CONTINUING GUARANTY & WAIVER

1.
For valuable consideration, the undersigned  (hereinafter called Guarantor) unconditionally guarantees and promises to pay to Sterling Management, LLC. or order, on demand, in lawful money of the United States, any and all indebtedness of CMARK International, Inc. (hereinafter Company) to Sterling Management, LLC.  Furthermore the undersigned unconditionally guarantees to Sterling Management, LLC., or order, its successors and assigns, full, prompt and faithful performance by Company of all its present and future indebtedness and obligations under the  Security Agreement dated August 25, 2005  between Company and Sterling Management, LLC and any other present and future indebtedness and obligations to Sterling Management, LLC, including but not limited to, its present and future indebtedness and obligations under said Security Agreement and any other present and future indebtedness and obligations therein, the enforceability thereof or the insufficiency, invalidity or unenforceability of  any security therefore.

2.
The liability of Guarantors shall not exceed the total liability of Company to Sterling Management, LLC for principal together with all interest upon the indebtedness.  This is a continuing guaranty relating to any indebtedness including that arising under successive transactions, which shall either continue the indebtedness or from time to time renew it after it has been satisfied.  This guaranty shall not apply to any indebtedness created after actual receipt by Sterling Management, LLC of written notice of its revocation as to future transactions.  Any payment by Guarantors shall not reduce their maximum obligations hereunder unless written notice to that effect be actually received by Sterling Management, LLC at or prior to the time of such payment.

3.
The obligations hereunder are joint and several and independent of the obligations of Company and separate action or actions may be brought and prosecuted against Guarantor whether an action is brought against Company or whether Company be joined in any such action or actions; and Guarantors waive the benefit of any statute of limitations affecting their liability hereunder or the enforcement thereof.

4.
Guarantor authorize Sterling Management, LLC without notice or demand and without affecting their liability hereunder from time to time to renew, compromise, extend, accelerate or otherwise change the time for payment of, or otherwise change the terms of the indebtedness, or any past thereof, including increase or decrease of the rate of interest thereon; take and hold security for the payment of this guaranty or the indebtedness guaranteed, and exchange and directly order the manner of sale thereof as Sterling Management, LLC in its discretion may determine; and release or substitute any one or more of the endorsers or Guarantor.  Sterling Management, LLC may, without notice, assign this Guaranty in whole or in part.

EXHIBIT 10.83 - continued

5.
Guarantor waive any right to require Sterling Management, LLC to proceed against Company, proceed or exhaust any security held from Company, or pursue any other remedy in Sterling Management, LLC’s power whatsoever.  Guarantor waive any defense arising by reason of any disability or other defense of Company or by reason of the cessation from any cause whatsoever of the liability of Company until all indebtedness of Company to Sterling Management, LLC shall have been paid in full.  Guarantor shall have no right to subrogation and waive any right to enforce any remedy which Sterling Management, LLC now has or may hereafter have against Company and waive any benefit held by Sterling Management, LLC.  Guarantor waive all presentments, demands for performance, notices of non-performance, protests, notices or protests, notices of dishonor, notices of acceptance of this guaranty and of the existence, creation, or incurring of new or additional indebtedness.

6.
Any indebtedness of Company now or hereafter held by Guarantor is hereby subordinated to the indebtedness of Company to Sterling Management, LLC and such indebtedness of Company to Guarantors if Sterling Management, LLC so requests shall be collected, enforced and received by Guarantor as trustee for Sterling Management, LLC and be paid over to Sterling Management, LLC on account of the indebtedness of Company to Sterling Management, LLC but without reducing or affecting in any manner the liability of Guarantor under the other provisions of this guaranty.

7.
When Company is a corporation, or partnership, it is not necessary for Sterling Management, LLC to inquire into the power of Company or its officers, directors, partners, or agent acting, or purporting to act on their behalf and any indebtedness made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

8.	Guarantor agree to pay a reasonable attorney’s fee and all other costs and expenses which may be incurred by Sterling Management, LLC in the enforcements of this guaranty.

9.
In all cases where there is but a single principal of Company or single guarantor, all words used herein in the plural shall be deemed to have been used in the singular, where the context and construction so require; and when there is more than one principal named herein or when this guaranty is executed by more than one Guarantor the word “Company” and the word “Guarantors” respectively, shall mean all and any one or more of them.

Executed by the undersigned Guarantor this 25th day of August, 2005.

/s/  Charles W. Jones, JR.

Guarantor: Charles W. Jones, JR.
Address;